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                                                                  EXHIBIT 15






                     [PricewaterhouseCoopers Letterhead]




August 4, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We are aware that our report dated July 30, 1999 on our review of interim financial information of Rouge Industries, Inc. (the "Company") as of and for the period ended June 30, 1999 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Form S-3 (Registration No. 333-16183) amended as of February 11, 1997 and in its Registration Statements on Form S-8 (Registration No. 33-88518, No. 33-88520, No. 333-53741 and No. 333-53743).


Very truly yours,



PricewaterhouseCoopers LLP